UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 25, 2007 (September 19, 2007)

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, on April 24, 2007, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of BEA Systems, Inc. (the “Company”) adopted the Fiscal Year 2008 Executive Staff Bonus Plan (the “ELT Plan”) to establish the target bonus amounts and payout criteria for certain of the Company’s executive officers, including Mr. Mark Carges, EVP, Business Interaction Division (“BID”). Mr. Carges’ target bonus was set at 75% of his base salary, 37.5% of which was subject to the ELT Plan and the other 37.5% of which was subject to a separate performance plan for BID, which plan was being finalized and was expected to utilize the same general performance metrics and payout criteria as the ELT Plan, with the underlying performance goals specific to BID (the “BID Plan”). The BID Plan metrics, performance goals and payout criteria were subsequently finalized but not formally approved.

On September 19, 2007, the Compensation Committee approved the BID Plan. The BID Plan establishes (i) BID license bookings plus support and services revenue, and (ii) BID operating margin, as the relevant performance metrics. The BID Plan places a 50% weighting on each metric, and establishes a minimum threshold of 90% attainment of each metric for any bonus payout to occur. The BID Plan provides that BID attainment of between 90% and 100% of a performance metric would result in the payout of a corresponding percentage of the target bonus for such metric, and provides that attainment greater than 100% of a performance metric would result in the payout of 100% of the target bonus for such metric plus 1.5 times the percentage above 100%. The calculation and payment of bonuses under the BID Plan are made semi-annually based on BID performance for the first half and second half of the Company’s fiscal year. Based on BID’s overachievement on both metrics for the first half of fiscal 2008, the Compensation Committee awarded Mr. Carges a bonus of $128,545 pursuant to the terms of the BID Plan.

In addition, the Company awarded Mr. Thomas M. Ashburn, former President, World Wide Sales, a bonus of $22,963 for his contributions to the Company’s services revenue and services gross margin in the first quarter of fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: September 25, 2007	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer